                                                          EXHIBIT 4.(ii)(a)(24)



                   THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE

                         ON 100.000% OF THE DELTA QUEEN

                              OFFICIAL NO. 225875



                                  EXECUTED BY
                         GREAT RIVER CRUISE LINE, INC.
                              (T.I.N. 36-3800514)

                                  IN FAVOR OF

                CHEMICAL BANK AS TRUSTEE AND AGENT ("MORTGAGEE")
           MORTGAGEE'S PERCENTAGE OF INTEREST IN MORTGAGE:  100.000%

                         ON THE 22ND DAY OF APRIL, 1996

            FOR THE PRINCIPAL SUM OF $25,000,000.00, PLUS INTEREST,
                     EXPENSES, FEES AND PROTECTIVE ADVANCES


                              GROSS TONNAGE:  3360

                               NET TONNAGE:  1160

                               YEAR BUILT:  1926

             LOCATION OF MORTGAGED VESSEL:  NEW ORLEANS, LOUISIANA

             HOME PORT OF MORTGAGED VESSEL:  NEW ORLEANS, LOUISIANA

UNDER THE SECOND RESTATEMENT, UP TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $40,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES;

     WHEREAS, BORROWER AND MORTGAGOR HAVE REQUESTED THAT THE PRINCIPAL AMOUNT OF THE CREDIT FACILITY UNDER THE CREDIT AGREEMENT BE DECREASED FROM A MAXIMUM OF $40,000,000 TO A MAXIMUM OF $25,000,000.00, AND TO FURTHER AMEND THE CREDIT AGREEMENT WITH RESPECT TO CERTAIN OTHER MATTERS, ALL TO BE MORE FULLY REFLECTED IN A THIRD AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG BORROWER, PARENT, MORTGAGEE AND THE OTHER LENDERS, DATED AS OF EVEN DATE HEREWITH (THE "RESTATED CREDIT AGREEMENT" OR "CREDIT AGREEMENT"); AND

     WHEREAS, MORTGAGOR WISHES TO CONFIRM THAT THE OBLIGATIONS SECURED BY THE MORTGAGE INCLUDE ALL OBLIGATIONS GUARANTEED BY MORTGAGOR UNDER THE GUARANTY, WHICH INCLUDE, WITHOUT LIMITATION, ALL OF THE INDEBTEDNESS OF BORROWER UNDER THE CREDIT AGREEMENT, UP TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $25,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES.

     NOW THEREFORE, MORTGAGOR HEREBY ACKNOWLEDGES AND CONFIRMS THAT THE "GUARANTEED OBLIGATIONS" WHICH ARE SECURED BY ITS GUARANTY, AND WHICH COMPRISE THE "OBLIGATIONS" SECURED BY THE MORTGAGE, WERE INTENDED TO INCLUDE, AND DO NOW AND SHALL HEREAFTER INCLUDE, ANY AND ALL OBLIGATIONS OF BORROWER UNDER THE CREDIT AGREEMENT (UP TO THE MAXIMUM PRINCIPAL LIMITS PROVIDED HEREIN), AS THE SAME CREDIT AGREEMENT IS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, INCLUDING ANY AMENDMENTS TO THE CREDIT AGREEMENT THAT INCREASE THE AMOUNT OF THE CREDIT FACILITY THEREUNDER, CHANGE THE INTEREST RATE, CHANGE THE MATURITY DATES, OR THAT EFFECT OTHER CHANGES OF WHATEVER NATURE AND KIND WHATSOEVER. IN ACCORDANCE WITH THE FOREGOING, AND WITHOUT LIMITING THE FOREGOING, MORTGAGOR CONFIRMS AND ACKNOWLEDGES THAT THE "GUARANTEED OBLIGATIONS" SECURED BY THE GUARANTY, AND THE "OBLIGATIONS" SECURED BY THE MORTGAGE, WERE INTENDED TO INCLUDE, AND DO NOW AND SHALL HEREAFTER INCLUDE, ANY AND ALL OBLIGATIONS, WHETHER FOR PRINCIPAL, INTEREST, FEES AND OTHER AMOUNTS, THAT MAY NOW OR HEREAFTER BE DUE FROM BORROWER IN CONNECTION WITH THE RESTATED CREDIT AGREEMENT, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ALL UP TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $25,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES.

     MORTGAGOR HEREBY MODIFIES AND AMENDS THE MAXIMUM PRINCIPAL OBLIGATIONS SECURED BY THE MORTGAGE, WHETHER DIRECT OR CONTINGENT, EXCLUSIVE OF INTEREST, EXPENSES AND FEES, PURSUANT TO 46 U.S.C.A. Section 31321 (B) (3) AND 46 CFR
Section 67.235(A)(2)(III) FROM $40,000,000.00 TO $25,000,000.00.

     IT IS THE INTENTION OF MORTGAGOR THAT ALL ADVANCES UNDER THE CREDIT AGREEMENT (INCLUDING ALL ADVANCES MADE UNDER THE RESTATED CREDIT AGREEMENT), TOGETHER WITH ANY AND ALL OTHER "OBLIGATIONS" AS DESCRIBED IN THE ORIGINAL MORTGAGE AND CONFIRMED HEREIN, ARE SECURED UNDER THE MORTGAGE WITH RETROACTIVE PRIORITY TO THE DATE OF THE ORIGINAL MORTGAGE, IN CONFORMANCE WITH THE PROVISIONS OF APPLICABLE LAW, UP TO A MAXIMUM PRINCIPAL SECURED AMOUNT OF $25,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES.

     NOTHING HEREIN SHALL CONSTITUTE A NOVATION, RELEASE, TERMINATION OR REISSUANCE OF THE MORTGAGE, OR A NOVATION OF THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL CREDIT AGREEMENT OR THE SECOND RESTATEMENT. TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING PROVIDED IN THE ORIGINAL MORTGAGE.
EXCEPT AS MODIFIED HEREBY, THE ORIGINAL MORTGAGE SHALL REMAIN IN FULL FORCE AND EFFECT.

     THIS THIRD AMENDMENT AND THE MORTGAGE HAVE BEEN EXECUTED AND DELIVERED TO MORTGAGEE IN TRUST, AND ARE HELD BY MORTGAGEE IN TRUST, PURSUANT TO THAT CERTAIN TRUST INDENTURE BY AND AMONG MORTGAGOR, MORTGAGEE AND THE LENDERS FROM TIME TO TIME PARTY THERETO, DATED AUGUST 3, 1993, AS THE SAME MAY BE AMENDED, ACKNOWLEDGED, RESTATED OR REPLACED FROM TIME TO TIME, INCLUDING WITH RESPECT TO THE ACKNOWLEDGMENT OF TRUST INDENTURE DATED OF EVEN DATE HEREWITH.

     MORTGAGOR HEREBY INSTRUCTS (A) THE COAST GUARD TO MAKE NOTE OF THIS THIRD AMENDMENT IN THE MARGIN OF ITS RECORDS OF (I) THE ORIGINAL MORTGAGE UNDER PM BOOK 245, INSTR. 65, AND (II) THE FIRST AMENDMENT UNDER P.M. BOOK 9504, INSTR. 227, AND (B) THE NATIONAL VESSEL DOCUMENTATION CENTER TO MAKE NOTE OF THIS THIRD AMENDMENT IN THE MARGIN OF ITS RECORDS OF THE SECOND AMENDMENT IN BOOK 96-03, PAGE/INSTR. 673, AND TO RECORD THIS THIRD AMENDMENT TO SERVE AS OCCASION MAY REQUIRE.




                        ****INTENTIONALLY LEFT BLANK****

                   THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE
                                     PAGE 3




THUS DONE AND SIGNED, on the day, month and year first written above, in the presence of the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.



WITNESSES:                           MORTGAGOR:
                                     GREAT RIVER CRUISE LINE, INC.

                                      /s/ Jordan B. Allen
X________________________________     _____________________________________

                                          Jordan B. Allen
X________________________________  By:________________________________________

                                          Vice President
                                   Title:______________________________________